Exhibit 3.2

AMENDED AND RESTATED BAIN CAPITAL PRIVATE CREDIT BYLAWS

ARTICLE I.

OFFICES
Section 1.
PRINCIPAL OFFICE. The principal office of Bain Capital Private Credit (the “Company”) in the State of Delaware shall be located at such place as the Board of Trustees of the Company (the “Trustees” or the “Board”) may designate from time to time.
Section 2.
ADDITIONAL OFFICES. The principal executive office of the Company is at 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116. The Company may have additional offices at such places as the Board may from time to time determine or the business of the Company may require.
ARTICLE II.

MEETINGS OF SHAREHOLDERS
Section 1.
PLACE. All meetings of shareholders shall be held at the principal executive office of the Company or at such other place as shall be set by the Board and stated in the notice of the meeting.
Section 2.
ANNUAL MEETING. The Company shall hold a meeting of Shareholders at least annually to consider such matters as may appropriately come before such meeting at such place and time designated by the Board. The failure to hold an annual meeting shall not invalidate the Company’s existence or affect any otherwise valid corporate act of the Company.
Section 3.
SPECIAL MEETINGS.
(a)
General. The (i) chairman of the Board, (ii) chief executive officer, (iii) president, or (iv) a majority of the Board may call a special meeting of the shareholders. Subject to subsection (b) of this Section 3 of Article II, the secretary of the Company shall call a special meeting of shareholders upon the written request of the shareholders entitled to cast not less than ten percent (10%) of all the votes entitled to be cast at such meeting.
(b)
Shareholder Requested Special Meetings.
(1)
Any shareholder of record seeking to request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such shareholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or as otherwise required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act. Upon receiving the Record Date Request Notice and subject to the Delaware Statutory Trust Act, as amended from time to time (the “DSTA”), the Board may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board. If the Board, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) day after the first date on which the Record Date Request Notice is received by the secretary.
(2)
In order for any shareholder to request a special meeting, one or more written requests for a special meeting signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than ten percent (10%) (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the secretary), shall bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Company’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class, series and number of all shares of the Company which are owned by each such shareholder, and the nominee holder for, and number of, shares owned beneficially but not of record, shall be sent to the secretary by registered mail, return receipt requested, and shall be received by the secretary within sixty (60) days after the Request Record Date (the “Special Meeting Request Deadline”). Any requesting shareholder may revoke their Special Meeting Request at any time by written revocation delivered to the secretary (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request).
(3)
If the Special Meeting Percentage is met by the Special Meeting Request Deadline, the secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Company’s proxy materials). The secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by this subsection, the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.
(4)
Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the Chief Executive Officer or the Board of Trustees, whoever has called the meeting. In the case of any special meeting called by the secretary upon the request of shareholders (a “Shareholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not less than fifteen (15) and not more than sixty (60) days after the secretary gives notice for such meeting (the “Meeting Record Date”); and provided further that if the Board fails to designate, within fifteen (15) days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a shareholder requested meeting, then such meeting shall be held at 2:00 p.m. local time on the sixtieth (60th) day after the Meeting Record Date or, if such sixtieth (60th) day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board fails to designate a place for the Shareholder Requested Meeting within fifteen (15) days after the Delivery Date, then such meeting shall be held at the principal executive office of the Company. In fixing a date for any special meeting, the Chief Executive Officer or the Board of Trustees may consider such factors as the Trustees deem relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, the Board shall fix a Meeting Record Date that is a date not later than sixty (60) days after the Delivery Date. The Board of Trustees may revoke the notice for any Shareholder Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of paragraphs (2) or (3) of this Section 3(b) of Article II.
(5)
If written revocations of requests for the Shareholder Requested Meeting have been delivered to the secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the secretary, the secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all requesting shareholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten (10) days before the commencement of the meeting. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.
(6)
The Board, the chairman of the Board, the chief executive officer or the president may appoint independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the secretary until the earlier of (i) five (5) Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Company that the valid requests received by the secretary represent, as of the Request Record Date, not less than the Special Meeting Percentage. Nothing contained in this subsection (6) shall in any way be construed to suggest or imply that the Company or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)
For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
Section 4.
NOTICE OF MEETINGS.
(a)
Method of Delivery; Minimum Contents; Waiver. Written or printed notice of the purpose or purposes, in the case of a special meeting, and of the time and place of every meeting of the shareholders shall be given by the secretary of the Company to each shareholder of record entitled to vote at the meeting and to each other shareholder entitled to notice of the meeting, by: (i) presenting the notice to such shareholder personally, (ii) placing the notice in the mail, (iii) delivering the notice by overnight delivery service, (iv) transmitting the notice by electronic mail or any other electronic means, or (v) any other means permitted by Delaware law, at least ten (10) days, but not more than ninety (90) days, prior to the date designated for the meeting, addressed to each shareholder at such shareholder’s address appearing on the records of the Company or supplied by the shareholder to the Company for the purpose of notice. The notice shall state the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute or these Bylaws, the purpose for which the meeting is called. The notice of any meeting of shareholders may be accompanied by a form of proxy approved by the Board in favor of the actions or persons as the Board may select. Notice of any meeting of shareholders shall be deemed waived by any shareholder who attends the meeting in person or by proxy or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.
(b)
Scope of Notice. Except as provided in Article II, Section 11, any business of the Company may be transacted at an annual meeting of shareholders without being specifically designated in the notice of such meeting, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice of such meeting.
Section 5.
ORGANIZATION AND CONDUCT. Every meeting of shareholders shall be conducted by an individual appointed by the Board to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board, if any, or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the chief executive officer, the president, if any, any vice president, the secretary, the treasurer or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The secretary or, in the secretary’s absence, an assistant secretary or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the shareholders, an assistant secretary, or, in the absence of assistant secretaries, an individual appointed by the Board or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Company, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Company entitled to vote on such matter, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 6.
QUORUM. At any meeting of shareholders, the presence in person or by proxy of the shareholders of the Company holding fifty percent (50%) of the outstanding shares of the Company (without regard to class or series) shall constitute a quorum, except with respect to any such matter that, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of capital shares of the Company, in which case the presence in person or by proxy of the holders of shares of the Company’s capital shares holding fifty percent (50%) of the outstanding shares of such class shall constitute a quorum. This Section 6 shall not affect any requirement under any applicable law, any other provisions of these Bylaws or the Amended and Restated Declaration of Trust of the Company, as further amended or restated from time to time (the “Declaration of Trust”), for the vote necessary for the adoption of any measure. If such quorum shall not be present at any meeting of the shareholders, then the chairman of the meeting or the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting to a date not more than one hundred twenty (120) days after the original record date without further notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
Section 7.
VOTING. A plurality of all votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee, provided that, in the case where the number of nominees for the trusteeships (or, if applicable, the trusteeships of a particular class of trustees) exceeds the number of such trustees to be elected (a “Contested Election”), the affirmative vote of the holders of more than 50% of all shares entitled to vote generally in the election of Trustees shall be required to elect such nominee, provided that if a sufficient number of votes to elect a trustee are not cast in such Contested Election, the incumbent Trustee, if any, shall retain their position. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the 1940 Act or other applicable law, the Declaration of Trust or Article III of these Bylaws. Unless otherwise provided in the Declaration of Trust, each outstanding share owned of record on the applicable record date, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 8.
PROXIES. A shareholder may vote the shares owned of record by the shareholder, either in person or by proxy executed in writing by the shareholder or by the shareholder’s duly authorized agent as permitted by law. Such proxy shall be filed with the secretary of the Company before or at the meeting.
Section 9.
VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Company registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such share pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such share. Any fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.

Shares of the Company directly owned by it or its subsidiaries shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board may adopt by resolution a procedure by which a shareholder may certify in writing to the Company that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the shares transfer books, the time after the record date or closing of the shares transfer books within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

Section 10.
INSPECTORS. The Board in advance of any meeting of shareholders, or the chairman of the meeting at any meeting of shareholders, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, as defined in this Article II, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, and determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. Each such report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 11.
ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEES AND OTHER SHAREHOLDER PROPOSALS.
(a)
Annual Meetings of Shareholders. To the extent that the Company shall hold an annual meeting of its shareholders:
(1)
Nominations of individuals for election to the Board and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board or (iii) by any shareholder of the Company who was a shareholder of record both at the time of giving the notice provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 11(a). In addition to the requirements of Section 11(a)(2) set forth below, to be eligible to submit a nomination notice under Section 11(a) or propose other business to be considered by shareholders, such shareholder must have held shares of the Company representing at least two percent (2%) of the outstanding shares of the Company continuously for a period of not less than two (2) years as of the date of the submission of such notice and must continue to hold such shares through the date of the annual meeting. Such shareholder shall include in the notice required by Section 11(a)(2) a representation regarding such holding and a commitment to continue to hold the requisite shares through the date of the meeting. The Board shall have the right to request documentary evidence of such continuous ownership, and failure to provide such evidence within ten (10) Business Days of such request shall render the notice defective.
(2)
For nominations of individuals for election to the Board or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of subsection (a)(1) of this Section 11, the shareholder must have given timely notice thereof in writing to the secretary of the Company and such other business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Company not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to the date of mailing of the notice for such annual meeting or the tenth (10th) day following the day on which public announcement of the date of mailing of the notice for such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (i) as to each individual whom the shareholder proposes to nominate for election or reelection as a Trustee, (A) the name, age, business address and residence address of each such individual, (B) the class, series and number of any shares of the Company that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition, (D) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees, or is otherwise required, in each case pursuant to Regulation 14A (or any successor regulations) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected) and whether such shareholder believes any such individual is, or is not, an Interested Person (as such term is defined in the Declaration of Trust) of the Company and information regarding such individual that is sufficient, in the discretion of the Board or any committee thereof or any authorized officer of the Company, to make such determination, including a written questionnaire about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board, and would be in compliance with all of the Company’s publicly disclosed corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines, a written representation and agreement, in the form provided by the secretary of the Company upon written request, that such person: (x) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such individual, if elected as a Trustee, will act or vote on any issue or question that has not been disclosed to the Company; (y) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Trustee that has not been disclosed to the Company; and (z) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Trustee, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and share ownership and trading policies and guidelines of the Company, whether the nominating shareholder intends to solicit proxies in support of trustee nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act, and if so, confirmation that the nominating shareholder will comply with the requirements of Rule 14a-19, including providing the Company with at least sixty (60) days’ notice prior to the meeting and soliciting the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of trustees and submitting to the Company any proxies it has solicited prior to being able to present at the meeting; (ii) as to any other business that the shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below) and of the beneficial owner, if any, on whose behalf the proposal is made, individually or in the aggregate, including any anticipated benefit to the stockholder, the Associated Person and the beneficial owner therefrom and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws or the Declaration of Trust, the language of the proposed amendment); and (iii) as to the shareholder giving the notice, any Shareholder Associated Person and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such shareholder, as they appear on the Company’s books, of any Shareholder Associated Person and of such beneficial owner and the class and number of shares of the Company which are owned beneficially and of record by such shareholder, Shareholder Associated Person and such beneficial owner, a description of any agreement, arrangement, or understanding (including any derivative or short position, profit interest, option, warrant, convertible security, stock appreciation or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder, any Shareholder Associated Person, or such beneficial owner, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of such shareholder, any Shareholder Associated Person, or such beneficial owner with respect to shares of the Company, any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder, any Shareholder Associated Person, or such beneficial owner has a right to vote any shares of the Company, any rights to dividends on the shares of the Company owned beneficially by such shareholder, any Shareholder Associated Person, or such beneficial owner that are separated or separable from the underlying shares of the Company; any performance-related fees (other than an asset-based fee) that such shareholder, any Shareholder Associated Person, or such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Company or instruments referred to above, a representation that the shareholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the nomination or proposal, a representation as to whether such shareholder, any Shareholder Associated Person, or such beneficial owner intends or is part of a group that intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding shares of the Company required to elect the nominee or carry the proposal and/or (y) otherwise solicit proxies from shareholders in support of such nomination or proposal, and any other information relating to such shareholder, Shareholder Associated Person, or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of trustees in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A shareholder providing notice of any nomination or proposal pursuant to this Section 11 shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to the secretary at the principal executive office of the Company not later than five (5) Business Days after the record date for the meeting (in the case of an update and supplement required to be made as of the record date), and not later than eight (8) Business Days prior to the date for the meeting or any adjournment or postponement thereof (in the case of an update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement pursuant to this Section 11 shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder, or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or add an additional nominee or proposal.

(3)
Notwithstanding anything in the second sentence of Section 11(a)(2) to the contrary, in the event that the number of Trustees to be elected to the Board is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board made by the Company at least one hundred thirty (130) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.
(4)
For purposes of this Section 11, “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner (as defined in the Declaration of Trust) of shares of the Company owned of record or beneficially by such shareholder, (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person (iv) any person who is a member of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act) with such shareholder with respect to shares or other securities of the Company, (v) any person that directly or indirectly controls, is controlled by, or is under common control with the shareholder for purposes of the Exchange Act and (vi) any person with whom the shareholder has any agreement, arrangement, or understanding (whether written or oral) for the purpose of acquiring, holding, voting, or disposing of any shares of the Company or for the purpose of nominating trustees or proposing other business to be brought before any meeting of shareholders. For purposes of this Section 11, “control” shall have the meaning ascribed to it in Section 2 of the 1940 Act.
(b)
Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of individuals for election to the Board may be made at a special meeting of shareholders at which Trustees are to be elected (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board or (iii) provided that the Board has determined that Trustees shall be elected at such special meeting, by any shareholder of the Company who is a shareholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board, any such shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Company’s notice of meeting, if the shareholder’s notice required by subsection (a)(2) of this Section 11 shall be delivered to the secretary at the principal executive office of the Company not earlier than the one hundred fiftieth (150th) day prior to such special meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.
(c)
General.

(1)
Upon written request by the secretary or the Board or any committee thereof, any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board or any committee thereof or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 11. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 11.
(2)
Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election as Trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.
(3)
For purposes of this Section 11, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Trustees and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act or the 1940 Act.
(4)
Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.
(5)
If any information submitted pursuant to this Section 11 by any shareholder proposing a nominee or other business to be considered at a meeting of shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Upon written notice by the Board to the shareholder of any material inaccuracy or deficiency, the shareholder shall have five (5) Business Days to cure the deficiency by written notice to the secretary of the Company; provided, however, that no cure shall be available after the meeting has commenced. The chairman of the meeting shall have the authority to determine whether any nomination or proposal was made in accordance with this Section 11 and, if not, to declare that such defective nomination or proposal shall be disregarded.
Section 12.
VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

ARTICLE III.

TRUSTEES
Section 1.
GENERAL POWERS. The business and affairs of the Company shall be managed under the direction of its Board. The Board may designate a chairman of the Board, who may also be an officer of the Company, and who will have such powers and duties as determined by the Board from time to time.
Section 2.
NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board may establish, increase or decrease the number of Trustees, provided that the number thereof shall never be fewer than one, and further provided that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. A majority of Trustees shall be Independent Trustees (for purposes of these Bylaws, as such term is defined in the Declaration of Trust). An individual nominated or seated as a Trustee shall be at least twenty-one years of age and not older than the mandatory retirement age determined from time to time by the Trustees or a committee of the Trustees, in each case at the time the individual is nominated or seated.
Section 3.
ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board shall be held immediately after and at the same place as the annual meeting of shareholders, if any, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board. Regular meetings of the Board shall be held from time to time at such places and times as provided by the Board by resolution, without notice other than such resolution.
Section 4.
SPECIAL MEETINGS. Special meetings of the Board may be called by or at the request of the chairman of the Board, the chief executive officer, the president or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Board may fix any place as the place for holding any special meeting of the Board called by them. The Board may provide, by resolution, the time and place for the holding of special meetings of the Board, without notice other than such resolution.
Section 5.
NOTICE. Meetings of the Trustees may be held without call or notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.
Section 6.
QUORUM. Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be fifty percent (50%), but not less than two, of the Trustees. Unless provided otherwise in the Declaration of Trust or these Bylaws and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees. Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be fifty percent (50%), but not less than two, of the members thereof. Unless provided otherwise in the Declaration of Trust, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent as provided in Section 10. With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act. The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.
Section 7.
VOTING. The action of the majority of the Trustees present at a meeting at which a quorum, as defined in Section 6 of this Article III, is present shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable statute or the Declaration of Trust. If enough Trustees have withdrawn from a meeting to leave less than a quorum, as defined in Section 6 of this Article III, but the meeting is not adjourned, the action of the majority of the Trustees still present at such meeting shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable statute or the Declaration of Trust.
Section 8.
ORGANIZATION. At each meeting of the Board, the chairman of the Board or, in the absence of the chairman, the chief executive officer shall act as chairman of the meeting. In the absence of both the chairman and the chief executive officer, the president, if any, or in the absence of the president, a Trustee chosen by a majority of the Trustees present shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Company, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman, shall act as secretary of the meeting.
Section 9.
TELEPHONE MEETINGS. Trustees may participate in a meeting, and any committee member of any committee established by the Board pursuant to Article IV, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time; provided however, this Section 9 does not apply to any action of the Trustees pursuant to the 1940 Act, that requires the vote of the Trustees to be cast in person at a meeting. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 10.
WRITTEN CONSENT BY TRUSTEES. Any action which may be taken by Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees; provided however, this Section 10 does not apply to any action of the Trustees pursuant to the 1940 Act that requires the vote of the Trustees to be cast in person at a meeting.
Section 11.
VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining Trustees hereunder, if any. Subject to applicable requirements of the 1940 Act, except as may be provided by the Board in setting the terms of any class or series of preferred shares,

(a) any vacancy on the Board may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum, as defined in Section 6 of this Article III, and (b) any Trustee elected to fill a vacancy shall serve for the remainder of the term of such Trustee causing the vacancy and until a successor is elected and qualified.
Section 12.
COMPENSATION. The Trustees shall have power to pay reasonable compensation from the funds of the Company to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Company.

Nothing herein contained shall be construed to preclude any Trustees from serving the Company in any other capacity and receiving compensation therefor.

Section 13.
LOSS OF DEPOSITS. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.
Section 14.
SURETY BONDS. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.
Section 15.
RELIANCE. Each Trustee, officer, employee and agent of the Company shall, in the performance of his duties with respect to the Company, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees or by the advisers, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Company, regardless of whether such counsel or expert may also be a Trustee. Each Trustee, officer, employee and agent of the Company shall also otherwise be entitled to the benefit of Section 3806(k) of the Delaware Statutory Trust Act.
Section 16.
CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. The Trustees shall have no responsibility to devote their full time to the affairs of the Company. Any Trustee, officer, employee or agent of the Company, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Company, subject to the adoption of any policies relating to such interests and activities adopted by the Trustees and applicable law and the Omnibus Guidelines.
ARTICLE IV.

COMMITTEES
Section 1.
NUMBER, TENURE AND QUALIFICATIONS. The Board may, by resolution passed by a majority of the whole Board, appoint from among its members an Audit Committee and a Nominating and Governance Committee of the Board, and other committees the Board shall determine from time to time to be in the best interests of the Company and its shareholders, each of which shall be composed of one or more Trustees, who will serve at the pleasure of the Board. Each such committee shall be composed entirely of Trustees who are not Interested Persons of the Company.
Section 2.
POWERS. The Board may delegate to committees appointed under Section 1 of this Article any of the powers of the Board, except as prohibited by law.
Section 3.
MEETINGS. Each committee, if deemed advisable by the Board, shall have a written charter. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting of such committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two (2) members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member. Each committee may fix rules of procedures for its business. Each committee shall keep minutes of its proceedings.
Section 4.
VACANCIES. Subject to the provisions hereof, the Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee. Subject to the power of the Board, the members of the committee shall have the power to fill any vacancies on the committee.
ARTICLE V.

OFFICERS
Section 1.
GENERAL PROVISIONS. The officers of the Company shall include a chief executive officer and/or a president, a secretary, a treasurer and/or chief financial officer and to the extent that Rule 38a-1 under the 1940 Act applies, a chief compliance officer, and may include one or more vice presidents, a chief operating officer, a chief investment officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Company shall be elected annually by the Board at the first meeting of the Board following the annual meeting of shareholders and initially at the organizational meeting of the Company, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries, assistant treasurers or other officers. Each officer shall hold office until his or her successor is elected and qualifies or until death, resignation or removal in the manner hereinafter provided. Any two (2) or more offices except president and vice president may be held by the same person although any person holding more than one office in the company may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer. In their discretion, the Trustees may leave unfilled any office except that of the chief executive officer, the president, the treasurer, the secretary and the chief compliance officer. Election of an officer or agent shall not of itself create contract rights between the Company and such officer or agent.
Section 2.
REMOVAL AND RESIGNATION. Any officer or agent of the Company may be removed, with or without cause, by a majority of the whole Board if in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Company may resign at any time by giving written notice of his or her resignation to the Board, the chairman of the Board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or, if the time when it shall become effective is specified therein, at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Company. In addition, the termination or resignation of the chief compliance officer shall be effected in accordance with Rule 38a-1(4) under the 1940 Act.
Section 3.
VACANCIES. A vacancy in any office may be filled by the Board for the balance of the term.
Section 4.
CHIEF EXECUTIVE OFFICER. The Board may designate a chief executive officer from among its Board or elected officers. In the absence of such designation, the president shall be the chief executive officer of the Company. The chief executive officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board, and for the management of the business and affairs of the Company. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed, and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board from time to time.
Section 5.
CHIEF OPERATING OFFICER. The Board may designate a chief operating officer. The chief operating officer, under the direction of the chief executive officer, shall have the responsibilities and perform the duties incident to the office of chief operating officer, including general management authority and responsibility for the day-to- day implementation of the policies of the Company and such other responsibilities and duties prescribed by the Board or the chief executive officer from time to time.
Section 6.
CHIEF INVESTMENT OFFICER. The Board may designate a chief investment officer. The chief investment officer shall have the responsibilities and duties incident to the office of chief investment officer and such other duties as may be prescribed by the Board, the chief executive officer or the president.
Section 7.
CHIEF FINANCIAL OFFICER. The Board may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties incident to the office of chief financial officer and such other duties as may be prescribed as set forth by the Board, the chief executive officer or the president.

Section 8.
CHIEF COMPLIANCE OFFICER. The Board shall designate a chief compliance officer to the extent required by, and consistent with the requirements of, the 1940 Act. The chief compliance officer, subject to the direction of, and reporting to, the Board, shall be responsible for the oversight of the Company’s compliance with the U.S. federal securities laws and other applicable regulatory requirements. The designation, compensation and removal of the chief compliance officer must be approved by the Board, including a majority of the Independent Trustees of the Company. The chief compliance officer shall perform such executive, supervisory and management functions and duties as may be assigned to him or her from time to time by the Board, the chief executive officer or the president.
Section 9.
PRESIDENT. In the absence of a designation of a chief executive officer by the Board, the president shall be the chief executive officer. He or she may sign with the secretary or any other proper officer of the Company authorized by the Board, deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board from time to time.
Section 10.
VICE PRESIDENTS. In the absence of the chief executive officer, president, the chief operating officer, or in the event of a vacancy in all such offices, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer and the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the chief operating officer, the president or by the Board. The Board may designate one or more vice presidents as executive vice president, senior vice president or as vice president for particular areas of responsibility.
Section 11.
SECRETARY. The secretary shall: (a) keep the minutes of the proceedings of the shareholders, the Board and committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Company; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the shares transfer books of the Company; and (f) in general perform such other duties as from time to time may be assigned by the chief executive officer, the president or by the Board.
Section 12.
TREASURER. In the absence of a designation of a chief financial officer by the Board, the treasurer shall be the chief financial officer of the Company. In the absence of a designation of a treasurer by the Board, then the chief financial officer shall be responsible for the duties of the treasurer specified in this Section 12. The treasurer shall be responsible for: (a) the custody of the funds and securities of the Company; (b) the keeping of full and accurate accounts of receipts and disbursements in books belonging to the Company; and (c) the depositing of all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board.

The treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and Board, at the regular meetings of the Board or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Company. The treasurer shall, if required by the Board, give bonds for the faithful performance of his duties in such sums and with such surety or sureties as shall be satisfactory to the Board.

Section 13.
ASSISTANT SECRETARIES AND ASSISTANT TREASURER. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board. The assistant treasurers shall, if required by the Board, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board.
ARTICLE VI.

CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 1.
CONTRACTS. The Board may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Company when authorized or ratified by action of the Board and executed by an authorized person.
Section 2.
CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or agent of the Company in such manner as shall from time to time be determined by the Board.
Section 3.
DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board may designate.
Section 4.
NO EXCLUSIVE RIGHT TO SELL. The Company shall not grant any exclusive right to sell, or exclusive employment to sell, any assets of the Company.
Section 5.
COMMINGLING OF ASSETS. The funds of the Company shall not be commingled with the funds of any other person and the Company funds will be protected from the claims of affiliated companies and creditors of affiliated companies.
ARTICLE VII.

SHARES
Section 1.
CERTIFICATES. The Company will not issue share certificates. A shareholder’s investment in the company will be recorded on the books of the Company. A shareholder wishing to transfer his or her Shares will be required to send a completed and executed form to the Company, such form to be provided upon a shareholder’s request.

Section 2.
TRANSFERS. All transfers of shares shall be made on the books of the Company, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Trustees or any officer of the Company may prescribe.

The Company shall be entitled to treat the holder of record of any shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Notwithstanding the foregoing, transfers of shares of any class or series of shares will be subject in all respects to the Declaration of Trust of the Company and all of the terms and conditions contained therein.

Section 3.
NOTICE OF ISSUANCE OR TRANSFER. Upon issuance or transfer of shares in the Company, the Company shall send the shareholder a written statement that reflects such investment or transfer containing such information, at a minimum, as required by law. The Company, alternatively, may furnish notice that a full statement of the information contained in the foregoing sentence will be provided to any shareholder upon request and without charge.
Section 4.
CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of shareholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

In the context of fixing a record date, the Board may provide that the shares transfer books shall be closed for a stated period but not longer than twenty (20) days. If the shares transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days before the date of such meeting.

If no record date is fixed and the shares transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than one hundred twenty (120) days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5.
SHARES LEDGER. The Company shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.
Section 6.
FRACTIONAL SHARES; ISSUANCE OF SHARES. The Board may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board may issue units consisting of different securities of the Company. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Company, except that the Board may provide that for a specified period securities of the Company issued in such unit may be transferred on the books of the Company only in such unit.
ARTICLE VIII.

ACCOUNTING YEAR

The fiscal year of the Company shall end on December 31 of each fiscal year, and may thereafter be changed by duly adopted resolution of the Board from time to time.

ARTICLE IX.

DISTRIBUTIONS
Section 1.
AUTHORIZATION. Dividends and other distributions upon the shares of the Company may be authorized by the Board, subject to the provisions of law and the Declaration of Trust of the Company. Dividends and other distributions may be paid in cash, property or shares of the Company, subject to the provisions of law and the Declaration of Trust.
Section 2.
CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Company available for dividends or other distributions such sum or sums as the Board may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Company or for such other purpose as the Board shall determine to be in the best interest of the Company, and the Board may modify or abolish any such reserve.
ARTICLE X.

SEAL
Section 1.
SEAL. The Board may authorize the adoption of a seal by the Company. The Board may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.
AFFIXING SEAL. Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Company.
ARTICLE XI.

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust of the Company or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XII.

INVESTMENT COMPANY ACT

If and to the extent that any provision of the DSTA, or any provision of the Declaration of Trust or these Bylaws conflicts with any provision of the 1940 Act, then the applicable provision of the 1940 Act shall control; provided, however, that such conflict shall not affect any of the remaining provisions of these Bylaws or the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

ARTICLE XIII.

AMENDMENT OF BYLAWS

The Board shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws not inconsistent with the Declaration of Trust. To the extent any provisions of the Bylaws conflict with the Declaration of Trust, the Declaration of Trust shall control.

Adopted: March 11, 2026